INDEPENDENT CONTRACTOR SERVICES AGREEMENT

This Agreement is made and entered into, as of ___________________, 200__ ("Effective Date"), by and between SPUTNIK, INC. ("Company"), having a principal place of business at 650 Townsend Street, San Francisco, CA 94103 and [CONTRACTOR NAME], a(n) [  ] individual, [  ] partnership, [  ] limited liability partnership, [  ] corporation, [  ] limited liability company (check the appropriate box) of the state of __________________________, having a principal place of business at [CONTRACTOR ADDRESS] ("Contractor").

    1.    Engagement of Services. Company may issue Project Assignments to Contractor in the form attached to this Agreement as Exhibit A ("Project Assignment"). Subject to the terms of this Agreement, Contractor will render the services set forth in each Project Assignment accepted by Contractor by the completion dates set forth in such Project Assignment.

    2.    Compensation; Timing. Company will pay Contractor the fee set forth in each Project Assignment for services rendered pursuant to this Agreement. Upon termination of this Agreement for any reason, Contractor will be paid fees on the basis stated in the Project Assignment(s) for services which have been completed. Contractor will be reimbursed only for expenses which are incurred prior to termination of this Agreement for any reason and which are either expressly identified in a Project Assignment or approved in advance in writing by a Company manager. Contractor will be reimbursed for such fees and expenses no later than thirty (30) days after Company's receipt of Contractor's invoice, provided that reimbursement for expenses may be delayed until such time as Contractor has furnished such documentation for authorized expenses as Company may reasonably request.

    3.    Independent Contractor Relationship. Contractor's relationship with Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Contractor will not be entitled to any of the benefits which Company may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Contractor is not authorized to make any representation, contract or commitment on behalf of Company unless specifically requested or authorized in writing to do so by a Company manager. Contractor is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Contractor is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Contractor's compensation will be subject to withholding by Company for the payment of any social security, federal, state or any other employee payroll taxes. Company will regularly report amounts paid to Contractor by filing Form 1099-MISC with the Internal Revenue Service as required by law.

    4.    Intellectual Property Rights.

4.1    Disclosure and Assignment of Innovations.

(a)    Innovations; Company Innovations. "Innovations" includes processes, machines, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs. "Company Innovations" are Innovations that Contractor, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes within the scope of Contractor's work for Company under this Agreement.

                                            (b)    Disclosure and Ownership of Company Innovations. Contractor agrees to make and maintain adequate and current records of all Company Innovations, which records shall be and remain the property of Company. Contractor agrees to promptly disclose to Company every Company Innovation. Contractor hereby does and will assign to Company or Company's designee Contractor's entire worldwide right, title and interest in and to all Company Innovations and all associated records and intellectual property rights. To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by Contractor to Company, Contractor hereby grants to Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest. To the extent any of the rights, title and interest in and to the Company Innovations can be neither assigned nor licensed by Contractor to Company, Contractor hereby irrevocably waives and agrees never to assert such non-assignable and non-licensable rights, title and interest against Company or any of Company's successors in interest to such non-assignable and non-licensable rights.

                                            (c)    Assistance. Contractor agrees to execute upon Company's request a signed transfer of Company Innovations to Company in the form included in each Project Assignment for each of the Company Innovations, including, but not limited to, computer programs, notes, sketches, drawings and reports. Contractor agrees to assist Company in any reasonable manner to obtain, perfect and enforce, for Company's benefit, Company's rights, title and interest in any and all countries, in and to all patents, copyrights, moral rights, mask works, trade secrets, and other property rights in each of the Company Innovations. Contractor agrees to execute, when requested, for each of the Company Innovations (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, or continuing patent applications thereof), (i) patent, copyright, mask work or similar applications related to such Company Innovation, (ii) documentation (including without limitation assignments) to permit Company to obtain, perfect and enforce Company's right, title and interest in and to such Company Innovation, and (iii) any other lawful documents deemed necessary by Company to carry out the purpose of this Agreement. If called upon to render assistance under this paragraph, Contractor will be entitled to a fair and reasonable fee in addition to reimbursement of authorized expenses incurred at the prior written request of Company. In the event that Company is unable for any reason to secure Contractor's signature to any document Contractor is required to execute under this Paragraph 4.1(c) ("Assistance"), Contractor hereby irrevocably designates and appoints Company and Company's duly authorized officers and agents as Contractor's agents and attorneys-in-fact to act for and in Contractor's behalf and instead of Contractor, to execute such document with the same legal force and effect as if executed by Contractor.

                                            (d)    Out-of-Scope Innovations. If Contractor incorporates any Innovations relating in any way to Company's business or demonstrably anticipated research or development or business which were conceived, reduced to practice, created, derived, developed or made by Contractor either outside of the scope of Contractor's work for Company under this Agreement or prior to the Effective Date (collectively, the "Out-of-Scope Innovations") into any of the Company Innovations, Contractor hereby grants to Company or Company's designees a royalty-free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Out-of-Scope Innovations which Contractor incorporates, or permits to be incorporated, in any Company Innovations. Contractor agrees that Contractor will not incorporate, or permit to be incorporated, any Innovations conceived, reduced to practice, created, derived, developed or made by others or any Out-of-Scope Innovations into any of the Company Innovations without Company's prior written consent.

4.2    Confidential Information.

                                                (a)    Definition of Confidential Information. "Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Company, Company's suppliers and customers, and includes, without limitation, Company Innovations, Company Property, and Company's information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.

                                               (b)    Nondisclosure and Nonuse Obligations. Except as permitted in this paragraph, Contractor shall neither use nor disclose the Confidential Information. Contractor may use the Confidential Information solely to perform Project Assignment(s) for the benefit of Company. Contractor agrees that Contractor shall treat all Confidential Information of Company with the same degree of care as Contractor accords to Contractor's own Confidential Information, but in no case less than reasonable care. If Contractor is not an individual, Contractor agrees that Contractor shall disclose Confidential Information only to those of Contractor's employees who need to know such information, and Contractor certifies that such employees have previously agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those terms and conditions applicable to Contractor under this Agreement. Contractor agrees not to communicate any information to Company in violation of the proprietary rights of any third party. Contractor will immediately give notice to Company of any unauthorized use or disclosure of the Confidential Information. Contractor agrees to assist Company in remedying any such unauthorized use or disclosure of the Confidential Information.

                                            (c)    Exclusions from Nondisclosure and Nonuse Obligations. Contractor's obligations under Paragraph 4.2(b) ("Nondisclosure and Nonuse Obligations") with respect to any portion of the Confidential Information shall not apply to any such portion which Contractor can demonstrate, (a) was in the public domain at or subsequent to the time such portion was communicated to Contractor by Company through no fault of Contractor; (b) was rightfully in Contractor's possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Contractor by Company; or (c) was developed by employees of Contractor independently of and without reference to any information communicated to Contractor by Company. A disclosure of Confidential Information by Contractor, either (a) in response to a valid order by a court or other governmental body, (b) otherwise required by law, or (c) necessary to establish the rights of either party under this Agreement, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Contractor shall provide prompt prior written notice thereof to Company to enable Company to seek a protective order or otherwise prevent such disclosure.

4.3    Ownership and Return of Company Property. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, lists, and all other tangible media of expression) furnished to Contractor by Company, whether delivered to Contractor by Company or made by Contractor in the performance of services under this Agreement (collectively, the "Company Property") are the sole and exclusive property of Company or Company's suppliers or customers, and Contractor hereby does and will assign to Company all rights, title and interest Contractor may have or acquire in the Company Property. Contractor agrees to keep all Company Property at Contractor's premises unless otherwise permitted in writing by Company. At Company's request and no later than five (5) days after such request, Contractor shall destroy or deliver to Company, at Company's option, (a) all Company Property, (b) all tangible media of expression in Contractor's possession or control which incorporate or in which are fixed any Confidential Information, and (c) written certification of Contractor's compliance with Contractor's obligations under this sentence.

4.4    Observance of Company Rules. At all times while on Company's premises, Contractor will observe Company's rules and regulations with respect to conduct, health and safety and protection of persons and property.

    5.    No Conflict of Interest. During the term of this Agreement, Contractor will not accept work, enter into a contract, or accept an obligation, inconsistent or incompatible with Contractor's obligations, or the scope of services rendered for Company, under this Agreement. Contractor warrants that, to the best of Contractor's knowledge, there is no other contract or duty on Contractor's part which conflicts with or is inconsistent with this Agreement. Contractor agrees to indemnify Company from any and all loss or liability incurred by reason of the alleged breach by Contractor of any services agreement with any third party.

    6.    Term and Termination.

6.1    Term. This Agreement is effective as of the Effective Date set forth above and will terminate on the second anniversary of the Effective Date unless terminated earlier as set forth below.

6.2    Termination by Company. Except during the term of a Project Assignment, Company may terminate this Agreement without cause at any time, with termination effective fifteen (15) days after Company's delivery to Contractor of written notice of termination. Company also may terminate this Agreement (i) immediately upon Contractor's breach of Paragraph 4 ("Intellectual Property Rights") or 7 ("Noninterference with Business"), or (ii) thirty (30) days after Company's delivery to Contractor of written notice of Contractor's material breach of any other provision or obligation owed by Contractor under this Agreement or a Project Assignment which is not cured within such thirty (30) day period.

6.3    Termination by Contractor. Except during the term of a Project Assignment, Contractor may terminate this Agreement without cause at any time, with termination effective fifteen (15) days after Contractor's delivery to Company of written notice of termination. Contractor also may terminate this Agreement for material breach by Company if Company has not cured the breach within thirty (30) days of receiving written notice from Contractor.

6.4    Survival. The definitions contained in this Agreement and the rights and obligations contained in Paragraphs 4 ("Intellectual Property Rights"), 6.4 ("Survival") 7 ("Noninterference with Business"), and 8 ("General Provisions") will survive any termination or expiration of this Agreement.

    7.    Noninterference with Business. During this Agreement, and for a period of two (2) years immediately following this Agreement's termination or expiration, Contractor agrees not to interfere with the business of Company in any manner. By way of example and not of limitation, Contractor agrees not to solicit or induce any employee or independent contractor to terminate or breach an employment, contractual or other relationship with Company.

    8.    General Provisions.

8.1    Successors and Assigns. Contractor may not subcontract or otherwise delegate Contractor's obligations under this Agreement without Company's prior written consent. Subject to the foregoing, this Agreement will be for the benefit of Company's successors and assigns, and will be binding on Contractor's assignees.

8.2    Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either party may specify in writing.

8.3    Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in California, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in California, such personal jurisdiction shall be nonexclusive.

8.4    Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

8.5    Waiver; Amendment; Modification. No term or provision hereof will be considered waived by Company, and no breach excused by Company, unless such waiver or consent is in writing signed by Company. The waiver by Company of, or consent by Company to, a breach of any provision of this Agreement by Contractor, shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by Contractor. This Agreement may be amended or modified only by mutual agreement of authorized representatives of the parties in writing.

8.6    Injunctive Relief for Breach. Contractor's obligations under this Agreement are of a unique character that gives them particular value; Contractor's breach of any of such obligations will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law; and, in the event of such breach, Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

8.7    Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all Project Assignments and services undertaken by Contractor for Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                    "Company"                                                                            "Contractor"

                SPUTNIK, INC.                                                            [CONTRACTOR NAME]

                By: ___________________________                   By: __________________________

                Name: ________________________                    Name: ________________________

                Title: _________________________                    Title: _________________________

EXHIBIT A

PROJECT ASSIGNMENT

Services                                                                                     Milestones

Acceptance Criteria                                                                Acceptance Procedure

Payment of Fees. Fee will be (cross out inapplicable provisions):

    o    a fixed price for completion of $

    o    based on a rate per hour of $

    o    other, as follows:

If this Project Assignment or the Independent Contractor Services Agreement which governs it is terminated by either party for any reason, fees will be paid based on (cross out inapplicable provisions):

    o    contractor time spent.

    o    the proportion of the deliverables furnished Company, as determined by Company.

    o    other, as follows:

Expenses. Company will reimburse Contractor for the following expenses incurred in connection with this Project Assignment upon receipt of proper documentation of those expenses from Contractor:

NOTE: This Project Assignment is governed by the terms of an Independent Contractor Services Agreement in effect between Company and Contractor. Any item in this Project Assignment which is inconsistent with that Agreement is invalid.

IN WITNESS WHEREOF, the parties have executed this Project Assignment as of the date first written above.

                    "Company"                                                                            "Contractor"

                SPUTNIK, INC.                                                            [CONTRACTOR NAME]

                By: ___________________________                   By: __________________________

                Name: ________________________                    Name: ________________________

                Title: _________________________                    Title: _________________________

ASSIGNMENT OF COMPANY INNOVATIONS

For good and valuable consideration which has been received, the undersigned sells, assigns and transfers to SPUTNIK, INC. ("Company"), and Company's successors and assigns, and Company accepts such sale, assignment and transfer of, all rights, title and interest of [CONTRACTOR NAME] ("Contractor"), vested and contingent, in and to the Company Innovations, and all associated intellectual property rights (including, without limitation, patent, copyright, moral right, mask-work, and trade secret rights), which were conceived, reduced to practice, created, derived, developed or made during the course of the services performed under a particular Project Assignment. Such Company Innovations are more particularly identified in Schedule 1 hereto.

Executed this _________ day of __________________, 200___.

                SPUTNIK, INC.                                                                  [CONTRACTOR NAME]

                By: _________________________                              By: ___________________________

                                                                                                             Date of Birth: ___________________

SCHEDULE 1
ASSIGNMENT OF COMPANY INNOVATIONS